UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE

SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

TRISTAR ACQUISITION I CORP.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11

SUPPLEMENT NO. 3 DATED JULY 17, 2023

TO

PROXY STATEMENT

OF TRISTAR ACQUISITION I CORP.

EXTRAORDINARY GENERAL MEETING TO BE HELD ON JULY 18, 2023

On July 7, 2023, Tristar Acquisition I Corp. (the “Company,” “we,” “our” or “us”) filed with the Securities and Exchange Commission a definitive proxy statement (the “Definitive Proxy Statement”) for the Extraordinary General Meeting of Shareholders to be held on July by 17, 2023 at 10:00 a.m. ET (the “Meeting”), as supplemented on July 11, 2023 and July 14, 2023. The Company convened the Meeting as originally scheduled, but was unable to determine the presence of a quorum at that time and subsequently determined to adjourn the Meeting to July 18, 2023 at 10:00 a.m. ET (the “Adjourned Meeting”). The Company is filing these definitive additional proxy materials on July 17, 2023, to disclose that the Adjourned Meeting on July 18, 2023 initially scheduled to be held at 10:00 a.m. EST, will now be held at 4:00 p.m. EST, July 18, 2023 instead. The meeting information remains the same:

The Meeting will be held at the same location and accessible via webcast at:

https://www.cstproxy.com/tristaracq/2023

Telephone access (listen-only):

Within the U.S. and Canada: 1 800-450-7155 (toll-free)

Outside of the U.S. and Canada: +1 857-999-9155 (standard rates apply)

Conference ID: 6561070#

— END OF SUPPLEMENT TO PROXY STATEMENT —